EXHIBIT 99.1

SoundBite Communications Reports Second Quarter 2012 Financial Results

Revenues of $11.0 Million Includes Mobile Growth of 93% Over Q2 2011

BEDFORD, Mass., Aug. 1, 2012 (GLOBE NEWSWIRE) -- SoundBite Communications, Inc. (Nasdaq:SDBT) today announced its financial results for the second quarter 2012. Second quarter revenues, computed in accordance with U.S. generally accepted accounting principles (GAAP), were $11.0 million; an increase of 15% compared to the same quarter in 2011. Net loss was $1.5 million for the second quarter of 2012, or a net loss per share of $0.09, versus a net loss of $236,000 or a net loss per share of $0.01 in the second quarter of 2011. On a non-GAAP basis, excluding the amortization of intangibles and non-cash stock compensation expense, partially offset by the reduction in operating expenses relating to adjustments to the contingent consideration liability of the SmartReply earn out, and tax benefits, net loss per share was $0.06 in the second quarter compared to a net loss per share of $0.04 in the same quarter in 2011.

"Our mobile transformation continues to achieve excellent results," stated Jim Milton, president and CEO of SoundBite Communications. "Our 93% growth this quarter, including 23% organic growth, over the same period last year demonstrates the strength of our underlying mobile business and the leverage we are seeing from the mobile marketing acquisitions made over the last year."

Milton continued, "In addition, we achieved several milestones this quarter. During the quarter we were successfully executing on the mobile business integration, securing Notices of Allowance for three additional pending patents and launching our new Engage and Insight platforms. We believe the cross-channel functionality of these platforms holds the keys to unlocking the true robust value of SoundBite's communications platforms and propels us, and our clients, into the next generation of customer experience communications."

Recent Highlights

  Unveiled revolutionary next generation platforms; bringing intelligence and personalization to cross-channel consumer interactions.
  Received Notices of Allowance for its Proactive Customer Communications Technology; innovative IP-protected solutions enhance contact center efficiency and campaign management effectiveness.
  Announced results of a new research study; revealing Mobile Marketing outperforms traditional marketing initiatives, taking 20% larger share of total marketing budget.
  Elected two new Board Members, Jill Smith and Rodger Weismann, who both bring C-Level, high-growth technology company experience to SoundBite's Board.

Quarterly Results

GAAP Results

Gross margin for the second quarter of 2012 was 57.0% versus 57.4% in the second quarter of 2011. Operating expenses were $7.8 million in the second quarter of 2012, which reflected the benefit of the liability adjustment relating to the SmartReply contingent consideration.  Operating expenses as a percentage of revenues were 71.0% in the second quarter versus 69.3% in the year-earlier period.

Net loss was $1.5 million for the second quarter of 2012 versus a net loss of $236,000 in the second quarter of 2011. Net loss per share for the second quarter of 2012 was $0.09, versus a net loss per share of $0.01 in the same quarter of 2011.

Net loss in the second quarter of 2012 included amortization of intangible assets of $465,000 associated with the Company's acquisitions of SmartReply and 2ergo Americas, and stock-based compensation expense of $245,000. In addition, these expenses were partially offset by a $220,000 reduction in operating expenses relating to adjustments to the contingent consideration liability of the SmartReply earn out. Net loss in the second quarter of 2011 included SmartReply related tax benefits of $905,000, stock-based compensation expense of $300,000, severance costs of $94,000 and amortization of intangibles of $86,000 primarily associated with the Company's acquisition of SmartReply (see the attached table for a breakdown of stock-based compensation expense by operating statement line item).

Non-GAAP Results

Second quarter 2012 non-GAAP net loss per share was $0.06, compared to a non-GAAP net loss per share of $0.04 for the same period in 2011. Second quarter 2012 non-GAAP net loss computations exclude the contingent consideration adjustment benefit, amortization primarily associated with the Company's acquisitions of SmartReply and 2ergo Americas, and stock compensation expense compared to the exclusion of a one-time tax benefit related to SmartReply, stock compensation, severance expense and amortization primarily associated with the acquisition of Smart Reply in the second quarter of 2011. A reconciliation of the most comparable GAAP financial measures to the non-GAAP measures used above is included with the financial tables at the end of this release.

Free cash flow for the second quarter was a negative $332,000. Free cash flow is calculated as cash flow from operating activities, less payments of contingent purchase price, and purchases of property and equipment.

Third Quarter Guidance

Based on information available as of August 1, 2012, SoundBite is issuing guidance for the third quarter 2012 as follows:

For the third quarter of 2012, SoundBite currently projects revenues, including an expected contribution of approximately $800,000 from 2ergo Americas, in the range of $10.8 million to $11.6 million and gross margin in the range of 57% to 59%. Operating expenses are expected to be approximately $8.5 million. The projection for GAAP operating loss is in the range of $1.6 million to $2.2 million, and on a per share basis is a net loss of $0.10 to $0.13, for the third quarter of 2012.

The non-GAAP operating projections are for an operating loss of $900,000 to $1.5 million. Operating loss excludes amortization of intangibles of $450,000 associated with the Company's acquisitions of SmartReply and 2ergo Americas, stock based compensation of approximately $250,000 and a present value adjustment of contingent consideration related to the SmartReply earn out payments of $50,000. On a non-GAAP basis, net loss, which excludes amortization of intangibles, stock-based compensation expense, and a present value adjustment of contingent consideration, is projected to be a net loss of $900,000 to $1.5 million or a net loss per share of $0.06 to $0.09.  The non-GAAP projections assume a basic weighted share count of approximately 16.4 million shares for the third quarter of 2012. SoundBite expects capital expenditures to be approximately $400,000 and depreciation expense to be approximately $300,000.

Webcast and Teleconference Information

The Company will host a conference call today at 5:00 p.m. ET to discuss its financial results.  A live and archived webcast of the event will be available at http://ir.soundbite.com. A live dial-in is available in the U.S. at +1 888 350 0137 and outside the U.S. at +1 970 315 0478. A replay of the call will be available two hours after the live call until 11:59 p.m. ET on August 3, 2012 and can be accessed by dialing +1 855 859 2056 in the U.S. and +1 404 537 3406 for callers outside the U.S. and entering passcode: 11726274.

Non-GAAP Measures

To supplement its statements of operations information presented in accordance with GAAP, SoundBite uses non-GAAP measures for net income or loss per share and free cash flow. In order for investors to be better able to compare its current results with those of previous periods, SoundBite has shown a reconciliation of GAAP to non-GAAP financial measures. The net income or loss per share reconciliation adjusts the GAAP net income or loss per share to exclude tax benefits related to the acquisitions of SmartReply and 2ergo Americas, stock compensation expense, amortization, and present value adjustments related to SmartReply. The free cash flow reconciliation adjusts the GAAP cash flow from operating activities to exclude contingent purchase price related to our Mobile Collect acquisition and purchases of property and equipment.  SoundBite believes the presentation of this non-GAAP financial measure enhances investors' overall understanding of SoundBite's historical financial performance. The presentation of non-GAAP net income or loss per share and free cash flow is not meant to be considered in isolation or as a substitute for SoundBite's financial results prepared in accordance with GAAP and SoundBite's non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.

About SoundBite Communications

SoundBite Communications, a leading provider of cloud-based customer communications, enables organizations to build lifelong, profitable customer relationships across the full consumer lifecycle. It serves the Hosted Contact Center and Mobile Marketing markets globally, and powers nearly two billion customer interactions annually. SoundBite's solutions leverage the power of two robust platforms: SoundBite Engage, an interactive multi-channel communications platform providing integrated SMS, dialer, voice messaging, email and web communications; and SoundBite Insight, a preference management platform enabling intelligent, personalized communications. Visit SoundBite.com for more information.

The SoundBite Communications, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4393

Forward-Looking Statement

This is a "safe harbor" statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained in this press release, including statements made under "Third Quarter Guidance," are based upon SoundBite's historical performance and its current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by SoundBite, its management or any other person that the future plans, estimates or expectations contemplated by SoundBite will be achieved. These forward-looking statements represent SoundBite's expectations as of the date of this press release. Subsequent events may cause these expectations to change and SoundBite disclaims any obligation to update the forward-looking statements in the future. Matters subject to forward-looking statements involve known and unknown risks and uncertainties, including: slower than anticipated development of the market for automated voice messaging services; defects in SoundBite's platform; disruptions in its service or errors in its execution; discontinued or decreased use of SoundBite's service by its clients, which are not subject to minimum purchase requirements for any reason, including market conditions and regulatory developments; and the occurrence of events adversely affecting the collection agencies industry or in-house collection departments, which account for a significant portion of SoundBite's revenues. These and other factors, including the factors set forth under the caption "Item 1A. Risk Factors" of Part I in SoundBite's most recent quarterly report on Form 10-Q filed with the Securities and Exchange Commission, could cause SoundBite's performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

SoundBite is a registered service mark of SoundBite Communications, Inc.

(SDBT: F, G)

SOUNDBITE COMMUNICATIONS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(in thousands, except share and per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Revenues	$ 10,977	$ 9,552	$ 22,058	$ 18,715
Cost of revenues (1)	4,715	4,070	9,102	7,832
Gross profit	6,262	5,482	12,956	10,883
Operating expenses:
Research and development (1)	1,762	1,448	3,456	2,994
Sales and marketing (1)	4,109	3,388	7,978	6,781
General and administrative (1)	1,919	1,778	4,223	3,717
Total operating expenses	7,790	6,614	15,657	13,492
Operating loss	(1,528)	(1,132)	(2,701)	(2,609)
Interest and other (expense) income, net	(4)	(9)	35	2
Loss before income tax benefit	(1,532)	(1,141)	(2,666)	(2,607)
Income tax benefit	0	905	887	905
Net loss	$ (1,532)	$ (236)	$ (1,779)	$ (1,702)

Net loss per common share:
Basic & Diluted	$ (0.09)	$ (0.01)	$ (0.11)	$ (0.10)
Weighted average common shares outstanding:
Basic & Diluted	16,428,469	16,428,793	16,412,420	16,408,925

(1) Amounts include stock-based compensation expense, as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011

Cost of revenues	$ 10	$ 11	$ 21	$ 21
Research and development	43	52	97	106
Sales and marketing	76	113	148	229
General and administrative	116	124	221	253
	$ 245	$ 300	$ 487	$ 609

SOUNDBITE COMMUNICATIONS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands, except share amounts)

	June 30,	December 31,
	2012	2011
Assets
Current assets:
Cash and cash equivalents	$ 16,979	$ 17,706
Short-term investments	7,240	10,976
Accounts receivable, net of allowance for doubtful accounts of $164 at June 30, 2012 and $166 at December 31, 2011	8,053	8,163
Prepaid expenses and other current assets	1,738	1,419
Total current assets	34,010	38,264
Property and equipment, net	1,991	2,081
Intangible assets, net	3,622	2,036
Goodwill	6,594	4,286
Other assets	114	118
Total assets	$ 46,331	$ 46,785

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$ 1,729	$ 767
Accrued expenses	4,037	3,445
Other current liabilities	211	561
Total current liabilities	5,977	4,773

Non-current liabilities:
Long-term contingent consideration payable	879	966
Other liabilities	223	277
Total liabilities	7,079	6,016

Stockholders' equity:
Common stock, $0.001 par value — 75,000,000 shares authorized; 16,807,874 and 16,666,206 shares issued at June 30, 2012 and December 31, 2011; 16,421,280 and 16,410,427 shares outstanding at June 30, 2012 and December 31, 2011	17	17
Additional paid-in capital	71,305	70,681
Treasury stock, at cost —386,594 shares at June 30, 2012 and 255,779 at December 31, 2011	(635)	(273)
Accumulated other comprehensive loss	(72)	(72)
Accumulated deficit	(31,363)	(29,584)
Total stockholders' equity	39,252	40,769
Total liabilities and stockholders' equity	$ 46,331	$ 46,785

SOUNDBITE COMMUNICATIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Six Months Ended
	June 30,
	2012	2011
Cash flows from operating activities:
Net loss	$ (1,779)	$ (1,702)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation of property and equipment	674	667
Stock-based compensation	487	609
Amortization of intangible assets	914	150
Adjustment to contingent consideration	(166)	0
Provision for doubtful accounts	1	40
Amortization of premiums paid on short-term investments	10	0
Deferred taxes	(887)	(905)
Gain on disposal of equipment	0	(3)
Change in operating assets and liabilities, net of effect of acquisition:
Accounts receivable	574	60
Prepaid expenses and other current assets	(194)	(592)
Other assets	4	64
Accounts payable	719	(134)
Accrued expenses and other liabilities	237	(852)
Net cash provided by (used in) operating activities	594	(2,598)
Cash flows from investing activities:
Cash paid related to acquisition of Mobile Collect	(498)	(309)
Cash paid related to acquisition of SmartReply	0	(2,559)
Cash paid related to acquisition of 2ergo Americas, net of cash acquired	(3,773)	0
Purchases of short-term investments	(6,425)	0
Sales and maturities of short-term investments	10,151	0
Proceeds from sale of equipment	0	3
Purchases of property and equipment	(548)	(395)
Net cash used in investing activities	(1,093)	(3,260)
Cash flows from financing activities:
Proceeds from issuance of common stock upon exercise of stock options	137	43
Treasury stock purchases	(365)	0
Net cash (used in) provided by financing activities	(228)	43
Net decrease in cash and cash equivalents	(727)	(5,815)
Cash and cash equivalents, beginning of period	17,706	34,157
Cash and cash equivalents, end of period	$ 16,979	$ 28,342

Supplemental disclosure of cash flows information:
Cash paid during the period for income taxes	$ 6	$ 4
Supplemental disclosures of non-cash investing activities:
Property and equipment, included in accounts payable	$ 148	$ 118
Contingent cash payment to Mobile Collect, included in other current liabilities	$ --	$ 166

SOUNDBITE COMMUNICATIONS, INC. AND SUBSIDIARIES
Reconciliation of GAAP Cash Flows from Operating Activities to Non-GAAP Free Cash Flows
( in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
GAAP cash flows generated from (used in) operating activities	$ 62	$ (2,747)	$ 594	$ (2,598)
Contingent purchase price payments to Mobile Collect	(227)	(146)	(498)	(309)
Purchases of property and equipment	(167)	(149)	(548)	(395)
Non-GAAP free cash flows	$ (332)	$ (3,042)	$ (452)	$ (3,302)

SOUNDBITE COMMUNICATIONS, INC. AND SUBSIDIARIES
Reconciliation of GAAP Net Loss to Non-GAAP Net Loss and EPS
( in thousands, except share and per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
GAAP net loss	$ (1,532)	$ (236)	$ (1,779)	$ (1,702)
Stock compensation expense	245	300	487	609
Amortization expense	465	86	830	95
Adjustment to contingent consideration	(220)	--	(166)	--
Severance Expense	--	94	--	94
Tax benefit	--	(905)	(887)	(905)
Non-GAAP net loss	$ (1,042)	$ (661)	$ (1,515)	$ (1,809)

Non-GAAP net loss per common share:
Basic & Diluted	$ (0.06)	$ (0.04)	$ (0.09)	$ (0.11)

Weighted average common shares used in computing Non-GAAP net loss per common share:
Basic & Diluted	16,428,469	16,428,793	16,412,420	16,408,925
CONTACT: IR & Media Contact:
         Lynn Ricci
         SoundBite Communications
         +1 781-897-2696
         lricci@SoundBite.com